FORM S-11 / A

                                           (7451)


                  (As last amended in Release No. 33-7168, May
                    11, 1995, 60 F.R. 26604]

            U.S. Securities and Exchange Commission

                     Washington, D.C. 20549

                     Form S-11 (AMENDMENT )

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  (Amendment No.....7....)

CONTINENTAL WELLNESS CASINOS TRUST
(Name of small business issuer in its charter)

                            COLORADO
                            84- 0687501 (State or  (Primary Standard
                            (I.R.S. Employer
                            jurisdiction of       Industrial
                            Identification No.)
                            incorporation or       Classification

(organization) (Code Number)

2205 Purple Majesty Court, Las Vegas, Nevada  89117-2747
Telephone Number (702) 240-4408 Fax Number (702) 240-4345
(Address and telephone number of principal executive offices)

Rick Eriksen , 2205 Purple Majesty Court, Las Vegas, Nevada
89117-2747

(Name, address and telephone number of Agent for services)

Fred Cruz, 2205 Purple Majesty Court, Las Vegas, Nevada 89117-2747, Telephone Number: (702) 240-4408

                             INITIAL PUBLIC

                            OFFERING


(As filed with the Securities Exchange
Commission on August 11, 1997 - Registration
                          No. 0-20217)

Filed Through         the ELECTRONIC DATA GATHERING
                      CENTER (EDGAR)

                           Form S-11
                        Ammendment No. 7

               CONTINENTAL WELLNESS CASINOS TRUST

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S and authorized this registration statement to be signed on its behalf by the undersigned, in the City of - LAS VEGAS, State of Nevada on March 31, 1998

                  (Registrant)   (S)    FRED CRUZ

By(Signature and Title) FRED CRUZ, President, Chief Executive Officer and
Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                   (Signature)   (S)    RICK ERIKSEN

                  RICK ERIKSEN, Vice President, Secretary

                  Instructions for Signatures

(1) Who must sign; the small business issuer, its principal executive officer, its controller or principal accounting officer and at least the majority of the board of directors or persons performing similar functions. If the issuer is a limited partnership then the general partner and a majority of its board of directors if a corporation.

(2)     Beneath each signature, type or print the name of each signatory.
Any person who occupies more than one of the specified positions shall indicate each capacity in which he or she signs the registration

STATEMENT. See Rule 402 of Regulation C concerning manual signatures and Item 601 of Regulations S-B concerning signatures by powers of attorney.

REGISTRATION FEE      CALCULATION OF

                  Title of Each  Amount Proposed
                  Proposed       Amount
                  Class of              To Be   Minimum
                  Maximum        Of
                  Securities            Registered      Offering

                  Aggregate Registration
                  To Be Registered      Price Per

                  offering       Fee

                  offering Price  security




                                          [S]           [C]     [C]
                  [C]            [C]

                                 Par Value      Equity Unit Price

                  Equity Stock Class "A" 10,000,000     $0.003  $11.00
                  $110,000,000

                  Equity Stock Class "B" 5,000,000      No par  $11.00
                  $55,000,000
                  Equity Stock, Class "A"        Equity Stock Class "B"
                                 $.003 par value        No Par Value
                  $110,000,000   $55,000,000

                                 Total..........

                  $165,000,000

                  (1)      Estimated solely for the purpose of calculating
                                 the registration fee.

                  (2)      Represents Equity Units of Stock Purchase Class "A"
                                 Class "B"

                          The (Class "B") to be distributed pro-rata to the
                  Buyer of Class "A" Equity Units or Shareholders of the Company on the effective date of June 30, 1998.
                  This Registration Statement, at the rate of one
                  Class "B" for each four shares of Equity Units Class "A" Stock purchased.

                  (3) Represents Class "A" shares of Equity Units of Stock, par Value of $0.003 per share, issuable upon exercise Of the Also registered hereunder are an indeterminate number of shares of Equity Units of Stock that May become issuable pursuant to antidilution Adjustments.

                  (4)            Paid with original filing.

                  (5)            There are firm commitments for the purchase of
                   the Class "B" Equity
                   Units of stock.

                  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
                  Section 8 (a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the

                  Commission, acting pursuant to said Section 8 (a), may be determined.


                  SUBJECT TO COMPLETION, December 31, 1998

                                          Prospectus


                   CONTINENTAL WELLNESS CASINOS TRUST

                                          10,000,000 Equity Units Class "A"
                  5,000,000 Equity Units Class "B"
                                 Continental Wellness Casinos Trust, a Colorado
                  organization (the "Company"), issuable upon exercise of 10,000,000 shares of its class "A" stock, par value $0.003 per share (the "Equity Stock"), issuable upon exercise of 10,000,00 Equity Stock Purchase Class "A"("Units" ) being distributed to the purchasers of the Company at the rate of one Class "B" for each four shares owned of Class "A" on the date of this Prospectus. Each Class "A" entitles the holder to receive one share of Class "B" Unit at a price of $11.00 per share of the Class "A" Equity Units Shares, commencing on the date of this Prospectus, until July 31, 1998.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. THE COMPANY HAS ENGAGED IN NO OPERATIONS TO DATE. AN INVESTMENT IN THE SECURITIES OF THE COMPANY IS HIGH SPECULATIVE AND SHOULD BE MADE ONLY BY THOSE PERSONS WHO CAN AFFORD A LOSS OF THEIR ENTIRE INVESTMENT. See "Risk Factors" and "Dilution".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 Price to Public Proceeds       Underwriting
                                 Proceeds
                                        And Commissions

                  (1)            to Company (2)

                                 [S]    [C]     [C]
                                 [C]

                                 Per Share      $11.00  $--

                                 $11.00

                                 Total  $165,000,000
                  $--
                                 $165,000,000

Only $55,000,000 will be regenerated from purchase of the Class "B" only.

(1) The Shares are being offered on a straight best efforts, no premium basis by the Company upon exercise of the Class "B" No person has agreed to exercise any Class "B" to purchase or to take down any of the Shares. There can be no assurance that any or all of the Class "B" will be exercised. The Company has the right to reduce the exercise price of the Class "B" at any time. The Company may extend the Class "B" exercise period until one year from the date of this Prospectus, and may vary the terms off the Class "^B" in any extension period.

(2) Before deducting approximately $16,500,000 legal, accounting and other expenses of the offering.

The date of this Prospectus is September 8, 1998.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). The Company has also filed a Registration Statement on Form SB2 with the Commission with the respect to the offering made by this Prospectus. This Prospectus does not include all of the information included in the Registration Statement.

Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by such reference. The Company will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to the Company at 2205 Purple Majesty Court, Las vegas, Nevada 89117-2747 Telephone; (702) 240-4408.


                           PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the detailed information and financial statements, included notes thereto appearing elsewhere in this Prospectus. The information in this Prospectus gives effect to the Company sale of securities but does not give effect to the exercise of any Class "B" Each prospective investor is urged to read this Prospectus in its entirety.

                               THE COMPANY

                    22
(1) The Company has been engaged in the mining development industry. Since October 1974, the Company has owned and operated thirty-nine mines (39) and one mill site at Quincy, Plumas County, California and engaged in the exploration of said mines for the production of precious metals like gold, silver and the platinum group. None of the mines or the mill are being operated at the present time, and the Company has no plans to reopen mining operations.
The Company will be engaged in the hotel and casino industry at Las Vegas, Nevada. The Company intends to derive its income primarily (over 90%) from rentals of hotel rooms and suites, in conjunction with the free provision of a preventive medicine program including gene testing, exercise and nutrition advice which will extend the lives of guests up to one hundred (100) years, health permitting. Each rental of a room or suite on a long term basis (e.g., a week or two for a 10 year term) will include at no extra cost membership in a Life Extention Membership Club, for the purpose of receiving such services.

The Company believes that its competitive advantage lies in its ability to provide preventative medicine to guests/members in combination with a one or two week vacation at a famous Las Vegas Resort, and the opportunity of full or partial reimbursement for the cost of the stay from their insurance carrier.

Another possible source of revenues for the Company, of unknown proportions, if the Company is successful with this offering, is the casino operations.

The executive offices of the Company are located at 2205 Purple Majesty Court, Las Vegas, Nevada 89117-2747, Telephone: (702) 240-4408.

                              THE OFFERING

Securities Offered:

10,000,000 shares of Class "A" are offered upon exercise of 5,000,000 Equity Units shares of stock (Class "B"). The-Class "B" will be distributed pro-rata to all shareholders of record as of the date of this Prospectus, on the basis of one Unit for each four shares held as of such date. See "Description of Securities 11 and "Plan of Distribution."

Equity Units Outstanding Before Offering.... 90,250,877 Class "A" Equity Units.

Equity Units Outstanding Before Offering.... 5,266,960 Class "B" Equity Units

Equity Units Outstanding After Offering       100,250,877 Class "A" Equity
                  Units

Equity Units Outstanding After Offering...10,266,960 Class "B" Equity Units

                  Use of Proceeds

The net proceeds of this offering, estimated to be $150,000,000 if all the Class "B" are exercised, will be used to retire working capital indebtedness, pay marketing costs, and for working capital purposes. See "Use of Proceeds".

                  Risk Factors

Investment in the securities offered hereby involves a high degree of risk and immediate substantial dilution. See "Use of Proceeds".

Electronic Bulletin Board Symbol..........CWCT (applied for)

The company has never operated a Hotel and Casino Property.

                  RISK FACTORS

The securities offered hereby are speculative, and prospective investors should be aware that purchase of these securities involves a high degree of risk. Accordingly, the securities should be purchased only hy persons who can afford to lose their entire investment. The following special risks, should be considered:
1. Limited History of Business Operations. The Company has limited operating history, having commenced operations in 10-22-74. There can be no assurance that the Company will continue to be profitable in the future. Because of its limited operating history, the Company's use of proceeds from this offering could vary from the estimates given under the caption "Use of Proceeds." See "Use of Proceeds."

2. Sufficiency of Funds. The business of casinos, hotel and life extension can require significant amounts of capital. Management believes that the proceeds of this offering will be sufficient to satisfy its anticipated cash requirements for at least the 12 months following the completion of this offering. However, there can be no assurance that any or all of the Warrants will be exercised and in such event the Company may need further financing for purchase of equipment and for working capital purposes and to continue growth of its operations, of which there can be no assurance, and there is no assurance that the Company will be able to obtain additional financing on satisfactory terms. No arrangements have been made at this time to raise capital other than through this offering and the Company has not engaged in discussions with any institutional or private lenders for such financing. See "Use of Proceeds" and "Business." Any such financing may involve the issuance of additional shares of Common Stock without the prior notification or approval of shareholders, including the purchasers in this offering.

3. Competition. Competition is intense in the hotel and casino industries. The Company competes not only with similar enterprises in the area, but also with similar companies all over the world. Many of the Company's competitors have substantially greater financial and managerial resources than the Company. See "Business - Competition."

4.    Dependence on Key personnel The Company is dependent upon members of management with respect to administration, production and marketing. The loss of the services of any of these individuals would materially and adversely affect the proposed activities of the Company. The Company has no employment contract with any member of management and has not obtained and does not intend to obtain key man life insurance on the life of any member of management. See "Management".

5. Control by Insiders. At the completion of this offering, directors and officers of the Company and other principal stockholders and their families will own 34.5% of the shares of the Company's outstanding Equity Units, or approximately 31,631,086 of the outstanding voting stock, which will likely give

               1 0

them a controlling interest in the Company's Equity Units and the ability to elect the entire Board of Directors. See "Principal Stockholders. "

6. Investment by Current Stockholders. The Company's current stockholders purchased their 90,250,877 shares of Common Stock for aggregate consideration of cash and services or $.25 to $7.00 Unit. These stockholders do not intend to contribute additional amounts of cash or other property to the Company in the future.

7. Limited Public Market. The market for the Company's Equity Units has been limited and sporadic, and there can be no assurance that a trading market will develop following this offering, or if such a trading market develops, that it will be sustained. No person has agreed to make a market in the Equity Units and market making activities could be discontinued at any time.

8. Dilution. Purchasers of the Shares offered by this Prospectus will experience immediate and substantial dilution in that the net tangible value of the Equity Units outstanding after the offering will be substantially less than the per share public offering price of the Shares offered hereby. See 11 Dilutions".

9. Shares Eligible for Future Sale. Upon sale of the 10,000,000 Equity Units Shares offered hereby, the Company will have outstanding 100,250,877 Class "A" shares of Equity Units including 72,661,029 shares of Class "A" Equity Units which are "Restricted Securities," as defined under Rule 144 promulgated under the Securities Act of 1933. Such shares will be subject to resale restrictions and will be ineligible for sale in the public market until December 31, 1999, after which sales may be made pursuant to Rule 144 under the Securities Act. Sales of substantial amounts of the Equity Units of the Company in the public market could adversely affect prevailing market prices. See "Description of Securities--Shares Eligible for Future Sale."

10. Foreign Operations. The Company does not conduct any foreign operations or business outside of the United States.

II.      Current Registration Statement and Blue Sky Qualification
Required of Equity Units. In order for a holder of a Unit to exercise it, there must be a current registration statement on file with the Securities and Exchange Commission and various state securities regulatory authorities to continue registration of the Shares underlying the Equity Unit The Company has undertaken to keep (and intends to keep) the registration statement filed in connection with this offering effective with respect to the Units with the Securities and Exchange Commission and state securities authorities for so long as the Units remain execrable. However, maintenance of an effective registration statement will subject the Company to substantial continuing expenses for legal and accounting fees and there can be no assurance that the Company will be able to maintain a current registration statement until July 31, 1998 when the Class "B" expire. Moreover, Blue Sky Qualification of the Class "B" and the underlying Shall be undertaken only in those states in which the Company's shareholders reside as of the date of this prospectus. If the Class "B" are acquired in over the counter purchases or otherwise by residents of jurisdictions where the Shares underlying the Units were not registered or otherwise qualified for sale, such persons would not be able to exercise their Class "B" unless the Shares issuable thereunder were registered in the applicable jurisdiction or an exemption from such registration were available, of which there can be no assurance. The Company will use its best efforts to register the Shares underlying the Class "B" in all states where Class "B'' holders reside, unless the cost of such registration, in relation to the number of Class "B" potentially execrable, is clearly disproportionate. In addition, due to the Company's limited history or operations, it is possible that one or more states where Class "B" holders reside will not permit registration of the underlying Shares until a favorable history of operations can be demonstrated or other criteria complied with, The value of The Class "B" may be affected adversely by the Company's inability to maintain an effective registration statement with respect to the underlying Shares or by the nonqualification of the underlying Shares in the state of such holder's, or a partial purchaser's residence. Holders of Class "B" may contact the Company in order to ascertain the states in which the Shares underlying the Class "B" will be qualified for sale.

12. Arbitrary Offering Price. The exercise price and other terms of the Class "B" have been determined arbitrarily by the Company and do not bear any relationship to the assets, results of operations, or book value of the Company, or any other established criteria of value. Purchasers of the Shares underlying The Class "B" will be exposed to a substantial risk of a decline in the market price of the Equity Units after this offering, if a market develops. See "Plan of Distribution" The Company is applying for listing.

13. Risks of low priced Stocks. The Common Stock is eligible for quotation on the Automated Quotation System of the National Association of Securities Dealers, Inc. (NASDAQ)

In the absence of a security being quoted on NASDAQ, or the Company having $2,000,000 in net tangible assets, trading in the Common Stock is covered by Rule 15c2-6 promulgated under the Securities Exchange Act of 1934 for non NASDAQ and non-exchange listed securities. Under such rule, broker/dealers who recommended such securities to persons other than established customers and accredited investors generally institutions with assets in excess of $5,000,000 or individuals with an Ct worth in excess of $1,000,000 or an annul income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are also exempt this rule if the market price is at least $11.00 per share, or for Class "B" if the Unit have an exercise price of at least $11.00 per share.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosures related to the market for penny stocks and for trades in any stock defined as penny stock. The Commission has adopted regulations under such Act which would define a penny stock to be any NASDAQ or non-NASDAQ equity security that has a market price or exercise price of less than $5.00 per share and allow for the enforcement against violators of the proposed rules. In addition, unless exempt the rules require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker/dealer's duties to the customer, a toll free telephone number for inquiries about the broker/ dealer's disciplinary history, and the customary rights and remedies in case of fraud or abuse in the sale. Disclosure must also be made about commissions payable to both the broker/ dealer and the registered representative, current quotations for the securities, and if the broker/dealer is the sole market-maker, the broker/dealer must disclose this fact and its control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                  PRICE AMENDMENT No. 1

While many NASDAQ stocks are covered by the definition of penny stock, transactions in NASDAQ stock are exempt from all but the sole market maker provision for (1) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor and
(iii) transactions that are not recommended by the broker/dealer. In addition, transactions in a NASDAQ security directly with the NASDQ market maker for such securities, are subject only to the sole market disclosure, and the disclosure with regard to commissions to be paid to the broker/dealer and the registered representatives.

Finally, all NASDAQ securities are exempt if NASDQ raises its requirements for continued listing so that any issuer with less than $2,000,000 in net tangible assets or stockholder's equity would be subject to delisting. These criteria are more stringent than the recent increase in NASDAQ's maintenance requirements.

For as long as Company's securities are subject to the rules on penny stocks, the market liquidity for the Company's securities will be severely affected by limiting the ability of broker/dealers to sell the Company's securities and the ability of purchasers in this offering to sell their securities in the secondary market.

14. 95% CASH DIVIDENDS. The holders of Equity Units are Entitled to receive dividends when, as and if declared by the Board of Directors out of 95% of profit legally available therefor. To date, the Company has not paid any cash dividends. The Board does intend to declare cash dividends in the foreseeable future, but instead intends to declare 95% dividends to Equity Holders and 5% for the Company 's business operations. Since the Company may be required to obtain additional financing, it is likely that there are no restrictions on the Company's ability to declare any dividends. See "Market Price of Common Stock" and "Description of Securities."

16. There is a risk factor because of the lack of experience in running a hotel or a wellness center. However the Company have a great number of highly experience hotel and casinos operators to accomplish all phases of these operations.

                  DILUTION

The difference between the public offering price per share of Equity Units and the pro form net tangible book value per share of Equity Units after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

At December 31, l997 the Company's Equity Units had a net tangible book value of $2,172,649,000 or $24,073 a share. After giving effect to the receipt of the net proceeds from the sale of all Shares offered hereby, at a public offering price of $11.00 per Share, the pro forma net tangible book $22,411 of the Company at December 31, 1997 would have been $2,022,649,000 or $22,411 a share, representing an immediate increase in net tangible book value of $1,662 per share to the present stockholders, and immediate dilution of $1,662 per share to public investors. The following table illustrates dilution to public investors on a per share basis, assuming all Class "B" are exercised. To the extent less than all Equity are exercised, net proceeds to the Company will be less and dilution to investors in this offering will be proportionately greater. The actual shares after dilution will be $20,710 per share. The shares will be free trading shares and not subject to Rule 144.

The procedure after the Dilution factor will be that the net asset value of the shares will be reduced from $24,073 to $22,411 per share Equity Unit.


                                <PAGE 16>

Public offering price per share      ..... $11.00

Net tangible book value per share..... before offering $24,073

Increase per share attributable to..... public investors $22,411

Pro forma net tangible book value..... per share after offering $22,411

Dilution per share to public investors        $1,662

The following table sets forth with respect to the present stockholders and public investors, a comparison of the number of shares of stock owned by the present stockholders, the number of shares of Common Stock to be purchased from the Company by the purchasers of the 15,000,000 Shares offered hereby and the respective aggregate consideration paid to the Company and the average price per share.

The present stockholders will not be considered underwriters under this offering in accordance with Act of 1933.

                  Stock -
                  Holders        Shares Percent         Total   Percent
                  Average
                  Purchased      Of Total Consideration Of Total
                  Price
                                 Shares
                  Consideration Per

                  Share

                  Present
                  Stock
                  holders               90,250,877      $2,172,649,000 100%
                  $11.00

                  Public         Class "A"
                  Investors      10,000,000     $110,000,000    100%
                  $11.00         Class "B"
                                 5,000,000      $ 55,000,000    100%
                  Total          $165,000,000   $2,337,649,000  100%
                  $11.00

Public Investors will be purchasing the Class "A" Equity Units with option to Equity Units will be purchasing the Class "B" Equity Units per understanding.

                      MARKET PRICE OF COMMON STOCK

The Common Stock has traded on the "pink sheets" maintained by the National Quotation Bureau and on the NASD's Electronic Bulletin Board since April 25, 1976. The following table gives the high and low bid prices since December 31, 1997 reported by the market makers of the Equity Units. These prices are without retail mark up of markdowns and commissions, and may not reflect actual transactions. The Company does not believe that trading of its Equity Units currently is reflective of an established trading market.


                                 1997   LOW     HIGH
                                 1st    Quarter No Trading      No Trading
                                 2nd    Quarter 6 3/8   7
                                 3rd    Quarter 6 1/2   7
                                 4th    Quarter 6 5/8   7


                                 1996   LOW     HIGH
                                 1st    Quarter No Trading      No Trading
                                 2nd    Quarter No Trading      No Trading
                                 3rd    Quarter No Trading      No Trading
                                 4th    Quarter No Trading      No Trading

                                 1995   LOW     HIGH
                                 1st    Quarter No Trading      No Trading
                                 2nd    Quarter No Trading      No Trading
                                 3rd    Quarter No Trading      No Trading
                                 4th    Quarter No Trading      No Trading

                                 1994   LOW     HIGH

                                 1st    Quarter No Trading      No Trading
                                 2nd    Quarter No Trading      No Trading
                                 3rd    Quarter No Trading      No Trading
                                 4th    Quarter No Trading      No Trading

                                 1993   LOW     HIGH
                                 1st    Quarter No Trading      No Trading
                                 Second      Quarter No Trading     No Trading
                                 Thir   Quarter No Trading      No Trading
                                 Fourth      Quarter No Trading     No Trading

                                 1992
                                 First  Quarter No Trading      No Trading
                                 Second       Quarter No Trading     No Trading
                                 Third  Quarter No Trading      No Trading
                                 Fourth      Quarter No Trading     No Trading

    The Company trading is pending approval. As of December 31, 1997 there were approximately 575 holders of Company Equity Units. No trading or volume is available because the shares the Equity Units are waiting for approval from the appropriate Stock Exchange before starting to trade. The shares traded in 1997 were under Regulation S on the Taipei, Taiwan OTC Market by the Trading Company named New City Trading Co., Ltd.

                             USE OF PROCEEDS

If all Class "A" and "B" are exercised, of which there can be no assurance, the net proceeds to the Company will be approximately $150,000,000 after deducting offering expenses of $15,000,000 cost. The Company intends to utilize the net proceeds during the 12 months period following the offering as follows: If less than all of the Class B are exercised, the proceeds of this offering will be spent first to purchase equipment, and for consolidation of assembly operations, and then pro-rata for the other purposes set forth herein.


                  Equipment      $2,488,700
                                 Accounts Payable       30,226,000
                                 Working Capital        3,081,900
                                 Consolidation of Assembly Operation   1,080,000
                                 Accrued Salaries       38,600
                                 Additional Sales Personnel     1,035,000
                                 Accrued Indebtedness   9,500
                                 Total  $371,960,000

                  Equipment      includes the following:
                                 Auto Insertion for Gene Testing       $150,000
                                 Chemical Analyzer      25,000
                                 Auto Medic Equipment/Used (3)  30,000
                                 Medical Supporting Equipment   1,040,000
                                 Printing Equipment (1) 100,000
                                 Preparation Equipment (1)      20,000
                                 Marketing Equipment    20,000
                                 Medical Publications   7,500
                                 Medical tech Manuals   5,000
                                 Laboratory Miscellaneous Equipment    15,000
                                 Refrigeration Equipment        80,000
                                 Total Medical Equipment        $1,420,500
                                 Computer PC 486DX 33Mhz
                                 4MB Ram 200Mb Hard Disk (8)    $302,000
                                 Printers (4)   112,700
                                 Laser Printers (2)     211,300

                                 Peripherals    $203,000
                                 Software       200,000
                                 Total Computer 81,100
                                 Other Office   82,100
                                 Total Equipment        $2,488,700

The purchase of the above equipment will enable the Company to bid on additional larger Life Extension projects.

The Company will finance all the Accounts Payable from the proceeds it will receive from guests of the hotel and casino for rentals of hotel rooms and suites. No contract changes are expected because of the above.

No proceeds of offering will be used for speculative investment and only will be used to pay operations as needed.

Consolidation of Assembly Operations represents the cost of leasehold improvements and moving expenses to consolidate the contract medical operations for the Life Extension Program at the hotel and casino, to be purchased in Las Vegas, Nevada.

Accrued Salaries includes amounts due to indirect and managerial personnel.

Additional Sales Personnel includes the cost of advertisement, travel and training of personnel for the states of California, Oregon, Washington, Nevada, Utah, Colorado, Arizona, New Mexico, and Texas.

       Accrued indebtedness includes amounts due to lawyers and accountants. The Company does not intend to use the proceeds of this offering to pay down its note.

        Pending use of all the proceeds, the Company will make temporary investments of the proceeds, including but not limited to interest bearing savings accounts, certificates of deposit, money market and other liquid assets.

        The foregoing list of expenditures is an estimate and will vary due to changing circumstances, such as variations in additional contracts which may be acquired. Any change in the application of proceeds will occur solely in the discretion of the Company's Board of Directors.


     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
     FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Summary of Significant Nature of the Business

Continental Wellness Casinos Trust was initially formed as a Colorado corporation named Minerals Mining Corporation on October 29, 1974. The name was subsequently changed, first to Grand American International Corporation, and then to Continental Wellness Casinos, Inc. On March 26, 1998, the name was again changed to its present name, Continental Wellness Casinos Trust.
The company was engaged in the discovery and development of precious metals mining properties located in Quincy, Plumas County, California which consists of 750 acres of land where 39 unpatented mining claims are located. All assessment work has been done at the mines and all the reports had been filed with the Bureau of Land Management, Sacramento, California and the County of Plumas in accordance with the mining rules and regulations. The company has a permit to operate, on small scale, the mines from the United Sates Forestry Department, Quincy, California. The company is not now engaged in any mining operations and has no plans to re-open mining.

The Company is in the process of getting State of Nevada approval for its Life Extension Center, a longevity members association, for the purpose of helping people live longer by using preventive medicine with gene testing for discovery of predominant illness in the different subjects and repair said genes by genetic engineering followed with a program of exercise and nutrition. The member signs a rental agreement for a room or suite for a one or two week period for ten years at cost of $1,000.00 per year, payable in advance, and is automatically enrolled as a member of the association. This will have a very material impact in the short and long liquidity of the Company.

The Company has no cash from any operations. The Life Extension Program will prevent people fram getting sick, therefore, will reduce the cost of medical treatments by preventing diseases; this should greatly enhance rentals.

The Company has no other proposed sources of credit or cash other than from its operations and as proposed by this offering. In the event less than all of the all class are exercised, the Company will no required to seek additional debt or equity financing. There can be no assurance that such financing can be obtained. This will help the Company's internal and external source of liquidity.

Income taxes provided on income for the period in which items of income and expense are earned or incurred regardless of when they are recorded for income tax purposes. In December 1994 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards Number 109, "Accounting for Income Taxes" (FASB). Adoption of FASB 109 is required for fiscal years beginning after December 15, 1994. The Company has adopted FASB 109 for its fiscal year ended October 31, 1996. The adoption of FASB 109 is not expected to have an adverse impact on the Company's financial position.

Capital expenditures will be connected to the offering and the acquisition of a Hotel and Casino.

No known trends, events, or uncertainties will have any material on the net sales of the Company.

No significant element of income or loss that will arise from the small business issuer's continuing operations.

No material changes from period to period.

No seasonal aspects that will affect the financial conditions or results of operations.

BUSINESS

The Basic Plan

A. Basic Strategy - Continental Wellness Casinos Trust(CWCT) is a publicly traded company which will operate a Life Extension Club where the members are trained in how to live a longer life and a healthy life free of any diseases.

B. Overview of the Wellness Resort or Life Extension Club in the United States. Life extension programs in the United States at the present time are very limited, both in scope and areas served. Basically, people want to live longer, and the market is there for the first company that starts this project to benefit from the need for the program.

C. Characteristic of the Life Extension - The life extension program that we will engage in consists of preventive medicine using the latest medically approved techniques in the field of gene technology and by testing the genes of all our members with a PCR machine. Following detection, illness producing genes can be repaired; many of the illnesses associated with that gene can be prevented. By the use of proper supplements needed by the human body we can produce a better human specimen that is free of any type of disease, with proper nutrition.

D. Recommendation - The hotel and casino resort will establish a membership program where the members sign a room or suite rental contract for 10 years which may be refundable by their group insurance plan.

                  The Life Extension Program and Membership Club

                  A.             Source of Revenue:

1. The signing of rental agreements by guest/members from our list of available potential guests that also desire to join the Life Extension Club at the rate of $1,000 per year per room week, and payable 10 years in advance.

2. The guest/members will be acquired through direct marketing by sending brochures to a selected group of citizens. No membership has been sold to date.

3. The signing of guest/members from recommendations by other guests will produce many leads because everybody desires to visit Las Vegas, Nevada, the entertainment capital of the world and get a free vacation (because their group insurance will pay for their rent).

B. Costs - The total cost for the rental of a room or suite is $1,000 for one unit which consists of staying in the hotel and casino for one week and receiving all the training on how to live longer and healthier; but they must sign for ten (10) years and pay $10,000 for the 10 years. However, this program may be fully refundable by their group insurance medical policy and is tax deductible.

C. Net Revenue - Considering that the average hotel and casino that we will be using for our program has a combined total of 1,000 rooms, 2,000 club members per week with a total of 104,000 week units at $1,000 per week unit will bring a net revenue of $104,000,000.00 per year. However, the members are paying 10 years in advance for a grand total of $1.4 billion of total revenue.

D. Products - We will offer products and other services to ourguest/members which will produce additional revenues to our company.

                  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


The financial statement and supplementary data of Continental Wellness Casinos Trust are located in subsequent pages.

                                 I

                  Exhibits are incorporated herein by reference.

               CHANGES IN AND DISAGREEMENTS WITH
            ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                           DISCLOSURE

         There are no disagreements with accountants  on

              accounting and financial disclosure.

                           MANAGEMENT

 The members of the Board of Trustees of the Company serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the directors and executive officers of the Company is as follows:

                  NAME           AGE    TITLE

                  Fred Cruz      75     President and Chief Executive
                                 Officer, Chairman and Trustee

                  Rick Eriksen   40     Chief Financial Officer, Vice
                                 President, Secretary and Trustee

                  Rick Eriksen Vice President, Secretary and Trustee

 Identified herein are all directors and executive officers of the Company. The information set forth as to each Director and Executive Officer has been furnished by such person.

 Fred Cruz, 75, is and has been since October 1987, a director, chairman of the board, and president of the company. Cruz held two doctorate degrees, Doctor of
                  Podiatric Medicine and Doctor of Medicine.

Cruz had operated many medical clinics in the State of California and at present is retired from his profession but he has engaged in many business ventures and has been working with precious metals for the last 30 years. Cruz no longer has a license to practice Medicine or podiatry as he is retired.

RICK ERIKSEN, 40, Experience April 1996 to February 1998, National Sales Manager, Partners Across America, Altamonte Springs, Florida, April 1995 to March 1996--was a Licensed Real Estate Agent, Marriot Vacation Club International (MVCI) Newport
Beach, California and Pacific Monarch Resorts, Laguna Hills California; November 1990 to April 1995 Commercial Investment Real Estate Agent Marcus & Millichap, Inc., of California Newport Beach, California, July 1994 to April 1995 Century 21, Irvine/Santa Ana, California; February 1985 to October 1990 Commodity Futures Broker for Clayton-Balfour Brokerage, Irvine, California; Credentials California Real Estate License #01102626 issued February 11, 1991 and Expires on March 14, 1999.

DONALD STUDER, Attorney at Law, in practice since January 9,1969. Experience in contract law, corporate law, labor law and business administration. President and Director of Grand American International Corporation since 1984 to present. Attorney and SubTrustee of Grand American Bank Trust since 1984 to present. Negotiated the acquisition of a full service bank in the United Arab Emirates. Engaged in the general practice of law, with emphasis on business, real-estate and labor law. Conducted a realestate brokerage for 3 years. Negotiated over 300 collective bargaining agreements. Represented clients in more than 100, each NLRB proceedings, Superior Court and Federal Court actions. Worked with Brundage, Williams & Zeilman Law Firm as a Staff Attorney, specializing in labor law. Opened own law office while still employed with Ryan Aeronautical
Company. Handled over 300 cases including criminal, divorce, personal injury, probate, bankruptcy and contract matters. Phi-Kappa Phi, Sigma Pi Sigma, Sigma Tau Sigma, Phi Beta Phi, State Bar of California, San Diego County Bar Association, California real-estate broker, listed in Who's Who in American
Law (1st edition). Received a BS degree in Physics, with honors, from the University of Florida in April 1963, and a JD degree Magna Cum Laude, from the University of San Diego in 1968.

MADRIGALE, ROBERT B., Baccarat / Mini Baccarat Floor Supervisor Mirage Hotel/Resort & Casino, Las Vegas, Nevada from January 1990 to Present, Baccarat Floor Supervisor Trump Plaza Hotel and Casino Atlantic City, New Jersey from January 1987 to January 1990, Dealer Trump Plaza Hotel and Casino, Atlantic City from 1983 to 1987, Dealer, Tropicana Hotel and Casino, Atlantic City, New Jersey from March 1982 to November 1983, Licensed by the Nevada Gaming Board, Special skills good leadership skilss, Excellent rapport with customers and fellows workers. Completed all Management classes offered at the Mirage Hotel and Casino, Las Vegas, Nevada.

STEIN, GARY, A well organized individual who possesses excellent people skills, that have established is leadership and respect among my peers and clients. Professional Gambling Industry Experience, November 1989 to present Mirage Resorts Hotel and Casino as Floor Casino Supervisor Baccarat, Blackjack, Roulette and Pai-Gow Poker. 1990 to present Community College of Souther Nevada, Adjunct Professor; Casino Management, July 1987 to November 1989 MGM Bally's, Casino Floor Supervisor, October 1985 to July 1987 Dealer, February 1984 to October 1985 Barbary Coast Hotel and Casino, Dealer, Education Community College of Southern Nevada A.A.S in Casino Management, graduated with Honors, University of Central Florida Majored in Finance, Long Island University Majored Marketing and Sullivan County Community College, A.A.S. in Business
Administration.   Licensed by the Nevada Gaming Board.

KLACSMANN, KARL L., Education: Clark County Community College Las Vegas, Nevada A.A.S degree in Hotel Management 1975, University of Nevada Las Vegas, B.A. degree Hotel Administration with majored on Casino Operations, Casino Management, Hotel and Casino Marketing, Matemathics of Casino Gamings, Survalance and Protection of Table Games. Work Experience: 1989 to present Mirage Hotel and Casino Las Vegas, Nevada, Casino Gaming Department, 1982 to 1989 Sands Hotel Las Vegas, Nevada, Casino Executive, 1981 to 1982 Claridge Hotel, Atlantic City, New Jersey, Casino Executive, 1980 to 1981 SAnd Hotel, Atlantic City, New Jersey, Casino Executive, 1973 to 1979 Dunes Hotel and Casino Las Vegas, Nevada Supervisory Manager of the Casino, 1972 to 1973 Stardust Hotel and Casino Las Vegas, Nevada Dealer, 1970 to 1972 Hacienda Hotel and Casino Las Vegas, Nevada Dealer, 1970 Completion of Nevada Gaming School, 1969 to 1970 Four Seasons Restaurant, New York City, Assistant to the Director of the hotel.

FRANK VARESE, M.D., 67, Doctor of Medicine with specialty in Internal Medicine, Life Extension and Nutrition. Practice for last 30 years at Laguna Medical Arts Medical Complete Emphasis on Preventative Medicine and Life Extension. Author of many publications on the subject of preventative medicine, nutrition and life extension. Graduate from a recognized Medical School with credentials in the medical field.

JOHN MAVROS, Mavros has a broad background on three continents involving the operations and sales of hotels and suite properties. Has held key management positions over a period of several years with the Westin Century Plaza Hotel in Los Angeles, opened the Westin Philippine Plaza in Manila, was general manager of the Grande Bretagne Hotel in Athens, Greece, served as Vice President and General Manager of the Registry Hotel Corporation in Irvine and Universal City, California, served as Senior Vice President of California Hotels Corporation. Mavros Is also a member or the University of Arizona Presidents Club, and holds a Certified Hotel Administrator designation from the Educational Institute of the American Hotel -Motel Association.

LEWIS AKMAKJIAN, 75, Graduate in business and financing with major in securities transactions and operations. Has been stockbroker since 1958 and worked as follows in the Securities Business: 1966, Toluca Pacific Securities Corporation, Manager, 1990 to 1995. H.J. Mayer and Company, Broker-Manager, 1975 to 1988. C.L., McKinne, broker and manager, 1972 to 1975. G.L. Bisbak as manager, 1958 to 1972. Foreman and company as Securities Broker Manager, 1955 to 1958. J. Logan and Company as stockbroker manager. Specialist securities analyst, broker/dealer, underwriting, selling and purchase of stocks and bonds. License-CRD 2204 with approval granted in California National Association of Securities Dealers and New York Stock Exchange,

                  EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid or accrued including bonuses paid or accrued, to the following persons during 1992, for services rendered in all capacities to the Company.

            Number of Individual   Capacities in which
            Cash
            or Number in Group     served during 1995
            None   None
            None

The Company pays no compensation to trustees for services as trustee.

                  PRINCIPAL STOCKHOLDERS

The Company is not 50% owned by 5 or fewer individuals owning Equity Units or Equity Stock as of August 1, 1998.


        Name and address of Beneficial Owner: Number and Percent Shares
          Percent Before Offering                Percent After Offering

                  8%     Kari L. Cruz: 7,958,512 Class "A" (1)       9%
                         2205 Purple Majesty Court
                         Las Vegas, NV 89117-2747

                 11%     Frank Coberly: 10,806,960 Class "A" (1)    12%
                         950 N. Cascade Dr. Apt. 201
                         Woodburn, OR 97071-3152

                3.5%    Fred Cruz: 4,157,696 Class "A" (1)           4%
                        2205 Purple Majesty Court
                        Las Vegas, NV 89117-2747


                8.5%    Joseph Witzman: 3,266,960 Class "A" (2)    9.5%
                        5946 Soledad Mountain Road
                        La Jolla, CA 92037

        All Officers and Directors as a group:
            Frank Coberly: 10,806,960 Class "A" shares or  12 %
            Fred Cruz: 4,157,696 Class "A" shares or 4%
            for a Total as a Group of 14,964,656 shares of Equity Unit, or 16%

                  (1) Purchase for cash equivalent.

                  (2) Purchase with cash and part given as gift.


                          CERTAIN TRANSACTIONS

        The Company is authorized to issue 50,000,000 shares of no par value Class "B" shares. The Company gave authority to its Board of Directors to issue such Class "B" stock in one or more series, and to fix the number of shares in each series, and all designations, relative rights, preferences and limitations of the stock issued in each series. As of April 13, 1994, the Board of Directors have exercised the authority granted.

The Company issued to Joseph Witzman 3,266,960 Class "B" common shares of no par value in exchange the cancellation of some of the Company debt and said Class "B" Common Shares were restricted shares that bear a ledgend and are subject to the provisions of Securities and Exchange Commission Rule 144. The holder of said securities has promised to abide by the restrictions of Securitie. and Exchange Commission Rule 144.

     The Company also issued to Joseph Witzman 3,266,960 Class "A" common shares of $.003 par value in exchange of the cancellation of the balance of the Company debt and said Class "A" common shares were restricted shares that bear a ledgend and are subject to the provisions of Securities and Exchange Commission Rule 144.

     The holder of Class "A" Equity Units has promised to abide by the restrictions invoked by the Securities and Exchange Commission Rule 144.

                  PLAN OF DISTRIBUTION

The Shares of Class "A" Unit are being offered on a "straight best efforts, no minimum basis" upon exercise of Offering of the Units Purchase Class "B" (the Class "B") at a price of $11.00 per share. No person has agreed to take down or purchase any of the Shares and there can be no assurance that all Class
"B" will be exercised.

A total of Class "B" Units are being distributed to the Company's
Offerree's    of record, or for purchase of one class "A" common stock under this offering as of the effective date of this Prospectus, at the rate of one for each four shares held of record.

The development of a trading market following the completion of this offering will be dependent on broker-dealers in initiating quotations in interdealer quotation mediums, in maintaining a trading position, and in otherwise engaging in a market making activity in the Company's Common Stock. No brokerdealer has agreed to engage in such activities, and there is no assurance that any broad trading market for the Company's Common Stock will develope following the offering.

No prospectus have been given to any investors, or potential investors.

                        DESCRIPTION OF SECURITIES

                                          Equity Units

The Company's Declaration of Trust authorizes the issuance of 500,000,000 shares of Equity Units $.003 par value par share, of which 90,250,877 shares were distributed as of December 31, 1997 to holders of Equity Units which are entitled to one vote for each share on all matters to be voted on by the stock-holders. Holders of Equity Units have no cumulative voting rights. Holders of shares of Equity Units are entitled to share ratably in dividends, if any, as may he declared from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Equity Units have no preemptive rights to purchase the Company's Equity Units. There are no conversion rights or redemption or sinking fund provisions with respect to the Equity Units. All of the outstanding shares of Equity Units are, and the shares offered by this Prospectus will be, fully paid and non-assessable.

                  Class "B" Equity Units

The Equity Units Purchase Class "B" (the "Class "B") are to be issued in fully registered form. Class "B" will be distributed to each shareholder of record on the effective date of this Prospectus at the rate of one Class "B" for each four shares owned. The following discussion of the Warrants does not purport to be complete and is qualified in its entirety by references to the form of Class "B" copy of which is filed as an exhibit to the Registration Statement. See "Additional Information."

The holder of each Class "A" is entitled to purchase one share of Class "B" at an exercise price of $11.00, at any time until July 31, 1998 provided that at such time a current prospectus relating to the Equity Units is in effect and the is qualified for sale or exempt from qualifications under applicable state securities laws. The Class "B" are immediately transferable upon issuance. The Company may in its sole discretion reduce the exercise price or extend the exercise period for the Class " B" Equity Units.

The Class "B" may be exercised upon surrender of the certificate therefor on or prior to the expiration date at the offices of the Company with the form of "Election to Purchase" on the reverse side of the certificate filled out and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to the order of the Company) of the full exercise price
for the number of   being exercised.

No Class "B" have been issued as of the date of this offering.

The Class "B" contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events, such as stock dividends, stock splits, mergers, sale of substantially all of the Company's assets at less than market value, sale of stock at below market price, and for other unusual events (other than employee benefit and stock option plans for employees or consultants to the company.)

The holders of a Class "B" will not posses any rights as a stockholder of the Company unless and until he exercises a Equity Unit Class "B".

Other than as set forth, above, there are no options or Class "B" presently outstanding for shares of the Equity Units.

The transfer agent for the common stock and the warrant agent is American Securities Transfer, Inc., P.O. Box 1596, Denver, Colorado 80201.

The Company will extend the exercise period of the Class "B" to July 31, 1998 if such change is necessary to complete the sale of the Class "B" Equity Units.

                  Shares Eligible for Future Sale

    Upon sale of 15,000,000 shares offered hereby, the Company will have outstanding 105,250,877shares of all classes of the above shares only those shares sold in this offering by the Company and 17,367, 800 currently publicly traded shares, will be freely traceable without restriction under the Securities Act of 1933, as amended (the "Act"), unless acquired by "Affiliates" of the Company as that term is defined by the Act, following which such shares will be subject to resale restrictions but may be eligible for sale in the public market pursuant to Rule 144 wider the Act.

   In general, under Rule 144 as currently in effect a person (or persons whose shares are aggregated) who has beneficially owned shares acquired privately or indirectly from the Company or from an Affiliate, for at least two years, or who is an Affiliate, is entitled to sell within any threemonth period a number of such shares that does not exceed the greater of 1% of the then outstanding shares of the Company's Equity Units or the average weekly trading volume in the Company's Equity Units during the four calendar weeks immediately preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public informationnation about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an Affiliate at any time during the 90 days preceding a sale, and who has beneficially owned restricted shares for at least three years, is entitled to sell all such shares under Rule 144 without regard to the volume limitations, current public information requirements, manner of sale provisions, or notice requirements.

Sales of substantial amounts of the Equity Units of Company in the public market could adversely affect prevailing market prices.

                                 LEGAL MATTERS

The legality of the Shares offered hereby will be passed upon for the Company by the law firm of Hand & Hand, Dana Point, California.

                                 EXPERTS

   The audited financial statements included in this Prospectus and elsewhere in this Registration Statement, to the extent and for the period indicated in their reports, which appear elsewhere, have been audited by Luis Hidalgo, Jr., CPA. Company, certified public accountants and are included herein in reliance upon the authority of such firm as experts in giving said reports.


                   CONTINENTAL WELLNESS CASINOS TRUST

                                          FINANCIAL DATA:

                  Report of Luis R. Hidalgo, CPA
                                 Audited Financial Statements

                  Report         of Luis R. Hidalgo, CPA Audited Financial

                  Statements
                  Consolidated Balance Sheets as of December 31, 1997

                  and October 31, 1996 audited as of March 15, 1998. Continental Wellness Casinos Trust

                  Financial Data:

                  Report of      Luis R. Hidalgo, CPA

                  Statements:

                                 Audited Financial

Consolidated Balance Sheets an of December 31, 1997 and October 31, 1996 audited as of March 15, 1998.

Statement of Stockholder's Equity:

Notes to the Consolidated Financial Statement

                  CONTINENTAL WELLNESS CASINOS TRUST
                  A
                  REAL ESTATE INVESTMENT TRUST

                  AUDIT REPORT

                  DECEMBER 31, 1997 AND OCTOBER 31, 1996

                  INDEX
                                 Page
                  Auditor's certificate 1

                  Balance sheets December 31, 1997 and October 31, 1996        2

                  Statements of cash flows      3

                  Notes to financial statements 4-7


                      INDEPENDENT AUDITOR'S REPORT

                  To the Board of Directors and Stockholders
                  Continental Wellness Casinos Trust
                  A Real Estate Investment Trust
                  Las Vegas, Nevada

I have audited the accompanying balance sheets of Continental Wellness Casinos Trust A Real Estate Investment Trust as of December 31, 1997 and October 31, 1996, and the related statement of cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. These standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the balance sheets and statement of cash flows referred to above present fairly, in all material respects, the financial position of Continental Wellness Casinos Trust A Real Estate Investment Trust as of December 31, 1997 and October 31, 1996, and the statement of cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                  LUIS R. HIDALGO, Jr.
                  Certified Public Accountant
                  March 15, 1998


                                    1

               CONTINENTAL WELLNESS CASINOS TRUST
                               A
                  REAL ESTATE INVESTMENT TRUST
                         BALANCE SHEETS
            December 31 , 1997 and October 31 , 1996

                                                December 31,    October 31,
                                 1997   1996
                  (Dollars in Thousands)

                  ASSETS
                  Gold in storage (Note 2)      $       27,317  $
                  27,317

                  Investment in stocks  0.175

                  Deferred charges and other assets (Note 3)
                                 Deferred mining exploration costs and
                                        Deferred operating expenses    5,534
                  3,365

                  Proven reserves (Note 5)
                                 Gold   2,032,380       2,665,600
                                 Silver 112,955 91,580
                  Total assets   $      2,178,186       2,787,862

                  Loans payable (Note 12)       -       31

                  STOCKHOLDERS' EQUITY
                  Common stock, Class "A" $0.003 par value
                                 Authorized shares-500,000,000
                                 Issued and outstanding-90,250,877 in 1997;
                                 90,028,877 in 1996     271     270

                  Common stock, Class "B" no par value, with a stated
                                 value of $1.00 per share.
                                 Authorized shares-50,000,000 in 1997 and 1996
                 Issued and outstanding-5,266,960 in 1997 and 1996     5,266
                  5,266
                  Capital in excess of par (Note 14)    2,172,649      2,782,295

                  Total Liabilities and Stockholders equity     $2,178,186
                                                                $2,787,862

                  See accompanying notes to Financial Statements.
                  March 15, 1998


                                    2

               CONTINENTAL WELLNESS CASINO TRUST
                               A
                  REAL ESTATE INVESTMENT TRUST
                    Statement of Cash Flows
             For the year ended, December 31, 1997

                                                (Dollars in Thousands)

                  Cash and cash equivalents at beginning of year       $       -
                  Cash flows from operating activities
                                 Payment of accrued payroll     (594)
                                 Payments to suppliers  (280)
                                 Net cash provided by operating activities
                  (874)

                  Cash flows from financing activities
                                 Proceeds from sale of common stocks   1,480
                                 Attorney's fees        (100)
                                 Commission to stock broker     (486)
                                 SEC fee        (20)
                                 Net cash flows from financing activities  874

                  Cash and cash equivalents at end of year      $      -
                  See accompanying notes to Financial Statements
                  March 15, 1998


                                    3

               CONTINENTAL WELLNESS CASINOS TRUST
                               A
                  REAL ESTATE INVESTMENT TRUST
                 NOTES TO FINANCIAL STATEMENTS
                       December 31, 1997

       I .   SUMMARY OF SIGNIFICANT ACCOUNTING POLICES:
Description of Business - The Company is engaged in the mining development industry. Since October 22, 1974. the Company has owned and operated thirty-nine (39) mines and one (1) mill site at Quincy, Plumas County, California, and is engaged in the exploration of said mines for the production of precious metal like gold and silver. The Company also applied for a license in Las Vegas, Nevada to conduct Life Extension programs and to operate hotels and casinos.

Currency Transactions - There are no assets and liabilities of operations outside the United States which need to be translated into U. S. dollars using exchange rates.

Development Costs - The Company will not capitalize property taxes on its mining properties until the mines are read_ for operation and development.

2.             GOLD IN STORAGE AT BONDED WAREHOUSE:
On October 9, 1990, the Company deposited at NDS, United States
Customs Bonded Warehouse located at 19801 So. Santa Fe Ave., Rancho Dominguez, California, 90921, six (6) 55 gallon-drum containers of gold dust (powder form)
99.5 pure weighing 76,112 troy ounces with a value of $27,316,600 based on the gold floor price of $358.90 per troy ounce. The market values of gold per troy ounce as of December 31, 1997 and October 31, 1996 are $290.34 and $380.80. respectively. At these prices, the gold in storage would carry fair market values of $22,098.358 in 1997 and $28,983,450 in 1996.

3.             DEFERRED CHARGES AND OTHER ASSETS
This consists of:      In Thousand Dollars
Deferred Mining Exploration Costs     $ 3,253
Deferred mining exploration costs were incurred in prior years with the amounts being estimated based on the prevailing costs of mining exploration at that time due to the absence of supporting documentation. On April 13, 1996, the Company issued shares of stocks valued at $3,252,669 to pay for its obligation arising thereto.

                    Deferred Operating Expenses
                    Related to additional sale of Common "A" shares
                                 (See Statement of Cash Flows)  $1,480
                                Prior years expenses   801
                                        Total Operating Expenses       2,281
                        Total Deferred Charges and Other Assets       $ 5.534


                                    4

       3.    DEFERRED MINING EXPLORATION COSTS
Deferred mining exploration costs were incurred in prior years with the amounts being estimated based on the prevailing costs of mining exploration at that time due to the absence of supporting documentation. In On April 13, 1996, the Company issued shares of stocks valued at $3,252,669 to pay for its obligation arising thereto.

      4.             RELATED PARTY TRANSACTIONS
Grand American Bank Trust owns approximately 60% of the Company's
Class "A" common     stock as of December 31, 1997.

      5.             PROVEN GOLD AND SILVER RESERVE:
The process of estimating mineral reserves is very complex, requiring significant subjective decision in the evaluation of available geological, engineering, and economic data for each reserve. The data for a given reserve may change substantially over time as a result of additional development activity, production under varying economic conditions, etc.

Consequently, material revision to the existing reserve estimates may occur in the future. Although, every reasonable effort was made to ensure that the reserve estimates reported represent the most accurate assessment possible, the significance of the subjective decision required, the variances in the available data for various reserves, make these estimates generally less precise than other estimates in connection with financial disclosure. Proven reserves are estimated quantities of gold and silver which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reserves under existing economic and operating conditions.

   Stickel and Associates, independent consultants in applied geology, geophysics and engineering, has estimated 7,000,000 troy ounces of gold and 19,000,000 troy ounces of silver. The values of these reserves based on average market prices as of December 31, 1997 and October 31, 1996 are as follows:

                          12-31 -97      10-31 -96
                                 (Dollars in Thousands)

                 Gold           :      7,000,000 troy ounces
                                       @$290.34/troy ounce     $2,032,380
                                       @$380.80/troy ounce            $2,665,600

                  Silver         :      19,000,000 troy ounces
                                        @$5.945/troy ounce      112,955
                                        @$4.82/troy ounce              91,580
                                 $2,145,335     $2,757,180

                  6.             STOCKHOLDERS' EQUITY:
        The Company is authorized to issue 50,000,000 shares of no par value Class "B" shares. The Company gave authority to its Board of Directors to issue such Class ;'B" stock in one or more series, and to fix the number of shares in each series, and all designations, relative rights, preferences and limitations of the stock issued in each series. As of April 13, 1994, the Board of Directors had exercised the authority granted.


                                    5

                                          7.    CONTINGENCIES:
The Company is not involved in any legal proceeding which is considered to be ordinary routine litigation incident to its business.

                 8.             TAXES:
The Company has not filed a federal income tax return because there are no earnings to report.

9. The Secretary of the State of Colorado Corporation Office approved the following on June 6, 1996:
a) The name Grand American Intentional Corporation be changed to Continental Wellness Casinos, Inc.
b) The authorized capital stock, common shares Class "A" of the Company be increased from 100,000,000 shares to 500,000,000 shares with a $0.003 par value per share

10.          ACQUISITION OF A HOTEL AND CASINO IN LAS VEGAS, NEVADA.
The Company is in the process of concluding the purchase of the Maxim Hotel and Casino in Las Vegas, Nevada, an 800-room hotel and casino.

11. THE INCREASE OF THE ISSUED AND OUTSTANDING CLASS "A" COMMON SHARES The Company on December 6, 1995 by Company Resolution approved the issuance of 47,958,512 common "A" shares to pay the mining exploration cost of $3,252,669 that was paid by the Grand American Bank Trust.

The Grand American Bank Trust could not accept the shares until a legal opinion is given by the Regulators.

The Legal opinion was given on February 15, 1996 and the 47,958,512 class "A" shares were issued to Grand American Bank Trust in April 1996 by American Securities Transfer, Inc., transfer agent. The Company by Certificate of Resolution that was approved on March 22, 1996 issued 3,266,960 class ;A" restricted common shares to Joseph Witzman in payment of the Company's obligation to him of $180,953.75.

The outstanding shares in 1997 of 90,250,877 and 90,028,877 in 1996 consist of:

                             Balance 1/31/94
                             Issued to Grand American Bank Trust    21,803,405
                             Balance 10/31/95        17.000,000
                             Issued to Grand American Bank Trust    38,803,405
                             Issued to Joseph Witzman       47,958,512
                             Balance 10/31/96        3,266,960
                             Issued under SEC Regulation "S"        90,028,877
                             Balance 10/31/97        222,000
                                                   90,250 877


                                    6



12. LOANS PAYABLE-This represents the amount owing to Dolores M. Kelly Successor Trustee of the Kelly Family Exemption, UDT dated January 19, 1984, due January 1, 1997, and personally guaranteed by Fred Cruz, President of Continental Wellness Casinos (formerly Grand American International
Corporation).   This was paid in March, 1997

13. Unsecured and unrecorded personal loans of prior years were paid for the year ended, December 31, 1997. These accounts were charged to Deferred Charges and Other Assets.

14.         CAPITAL IN EXCESS OF PAR
It is the excess of Total Assets over Liabilities and Common Stock
"A" and "B"

15.            CHANGE OF NAME OF END OF ACCOUNTING YEAR

The Board of Directors adopted on December 22, 1997 the following resolutions:
a) The name of the Company was changed to Continental Wellness
Casinos Trust.
A Real Estate Investment Trust
b) The accounting year was changed from October 31 December 31.

16.            The October 31, 1996 balance sheet was per my audit report.


                                    7


                   CONTINENTAL WELLNESS CASINOS TRUST
                  REAL ESTATE INVESTMENT TRUST
                 PROJECTED STATEMENT OF INCOME

             FOR THE YEAR ENDED, DECEMBER 31, 1998

                             INDEX

                                                Page
                  Report on Projected Income Statement  1

Projected Income Statement    2

To the Board of Directors and Stockholders
Continental Wellness Casinos Trust
A Real Estate Investment Trust
Las Vegas, Nevada

I have assembled, from information provided by management, the forecasted statement of income for the year ended, December 31, 1998.

This projection is prepared for the acquisition of a hotel, casino and Life Extension Program in Las Vegas, Nevada. This financial forecast omits the summary of significant accounting policies. I have not compiled or examined the forecast and express no assurance of any kind on it. Furthermore, there will usually be differences between the forecasted and actual results because events and circumstances frequently do not occur as expected, and those differences may be material. I have no responsibility to update this report for events and circumstances after the date of this report.

                  LUIS R. HIDALGO, Jr.
                  Certified Public Accountant

                  March 15, 1998


                   CONTINENTAL WELLNESS CASINOS TRUST
                               A
                  REAL ESTATE INVESTMENT TRUST
                   PROJECTED INCOME STATEMENT
             For the year ended, December. 31,19S8

                                          INCOME:       (Dollars In Thousands)
                                 Life Extension Membership Club $100,000
                                 Hotel and Casino, Las Vegas, Nevada   75,000
                                 Gold and Silver Mine Properties       150,000
                                 Miscellaneous Income           25,000
                                        Total Income    350,000
                  EXPENSES:
                                 Life Extension Membership Club 61,704
                                 Hotel and Casino, Las Vegas, Nevada   51,200
                                 Gold and Silver Mines Properties      41,200
                                 Other Expenses 754
                                        Total Expenses  154,858
                                        Net Income      $195,142

         Stickel & Associates  P.O. Box 91, Tustin, Ca. 92681 (714) 751-4742

         May 14, 1985

         Minerals Mining and Energy Corp.
                  7750 E1 Camino Real, Suit K
                  Rancho La Costa, Ca. 92008

Attention:  Stewart Douglas, President

Subject: Review of Literature and Inspection of Gold Claims n Plumas County, California, Blackhawk, Alan, MMC and Dean Lode Claims Consisting of 750 Acres.

References; 1) Geology of the Pulga and Bucks Lake Quadrangles, Butte and Plumas Counties California, USGS Prof. Paper 731, date 1973.

            2; Examination and Sampling of the Blackhawk and Sections 13 Claims,
               Plumas County, California, by Mm. H.Bird, dated June 1, 1976.

            3) Bucks Lake Quadrangle, Map, USGS, 1:62,500, date 1950.

                  Gentlemen:

This letter presents our present geological engineering evaluation of the subject gold and silver claims that are located in Plumas County, California.

We visited and inspected the property on April 19, and 20, 1985. The property consists of approximately 750 acres of lode claims with a reported overlying of a few placer claims. The properties lie about 5 and 11 miles directly west of Quincy on the Bucks Lake Road.

The claims are named Blackhawk, Alan, MMC, and Dean. The Blackhawk, Alan and MMC claims lie in Sections 21, 22, and 27 of T24N, R8E. The Dean claims lie in the northwest corner of Section 13, T24N, R8E.

                  GEOLOGY

These claims lie along the southwest and northwest borders of a northwest trending zone or band of highly fractured peridotite altered to serpentine. Broad fault zones bound the peridotite bodies or bands and there are no indications of heat alterations. There has been no production from hard rock mining, however, significant placer hydraulicking and sluicing has occurred. The placer deposits occur in two periods of erosion, the Present and the Tertiary. Although, concentrations of gold have only been found in the Blackhawk and Dean claims, it does occur scattered throughout the peridotite.

                  PRESENCE OF GOLD AND SILVER

Reference 2 indicates that there is a conservative 10,000,000 tons of hard rock ore reserves. Rock chip and channel samples were obtained from 10 to 50 foot sections of road cuts and outcrops on these claims and it is reported "consistently assayed high in gold (AU)". The highest gold value was 2.80 oz/ton, however, the overall average was .7 oz/ton. Silver (AG) ranged from a trace to 2.62 oz/ton. These values varied greatly, DEPENDING UPON THE FRESHNESS OF THE OUTCROP. ASSAYS ALSO INDICATED THE PRESENCE of platinoid metals.

Total amount of gold and silver in these claims is 7,000,000 oz. Of gold and 19,000,000 oz. Of solver. These figures were compiled from data presented in Reference 2.

It is reported that during the summer of 1983, approximately $30,000 worth of placer gold was dredged from one of the creeks flowing through the Blackhawk claims. This gold was dredged from an area of the creek about 100 yards long.

Stickel & Associates warrant that our services are performed, within the limits prescribed by our clients, with the usual thoroughness and competence of the geological engineering profession. No other warranty or representation, either expressed or implied, is included or intended in our proposals or reports or contracts.

We appreciate the opportunity of presenting this report. If you have any questions, please contact this office.

Very truly yours,

STICKEL L ASSOCIATES

                  (S)            J. F. STICKEL
                                 J. F. Stickel, rg 2999

                  JFS/hr

                  April 25, 1986

It is our opinion that the described and proven "indicated" ore reserves are based on data as described above.
STICKEL & ASSOCIATES

                  (S)            J. F. STICKEL
                                 J. F. STICKEL, RG 2999



                  STICKEL & ASSOCIATES  P.O. Box 91, Tustin, Ca. 92618

                             (714) 751-4742

                                          May 14, 1985

                  Mineral Mining and Energy Corp.
                  7750 El Camino Real, Suite K
                  Ranch La Costa, Ca. 92008

                  Attention; Stewart Douglas, President

                  LETTER OF CONSENT


We, Stickel & Associates
  Consultants in Applied Geology, Geophysics and Engineering, hereby give the consent to Mineral, Mining and Energy Corporation to use our Geologist and Mining Report dated May 14, 1985 on the mining properties known as Blackhawk, Alan, MMC and Eean Lode Claims Consisting of 750 acres.

                  STICKEL & ASSOCIATES